Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-105511) pertaining to the Verizon Savings and Security Plan for Mid-Atlantic Associates of our report dated June 6, 2003, with respect to the financial statements of the Verizon Savings and Security Plan for Mid-Atlantic Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    MITCHELL & TITUS, LLP

New York, New York

June 23, 2003